Exhibit 10.19

EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (“Agreement”) is effective as of October 1, 2006, between Material Technologies, Inc., a Delaware corporation (“Company”), and Robert M. Bernstein, an individual (“Employee”).

RECITALS

          WHEREAS, each party desires to memorialize in writing, the terms and conditions of Employee’s employment as set forth in this Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1.       Employment.

          Except as otherwise provided in Section 8, Company hereby agrees and promises to employ Employee for a period of three (3) years commencing October 1, 2006, and ending September 30, 2009 (“Term”), and Employee hereby accepts and agrees to said employment on the terms and conditions set forth herein. This Agreement shall be renewed automatically for succeeding terms of one (1) year each, unless either party gives notice to the other at least ninety (90) days prior to the expiration of any term of his or its intention not to renew.  These dates shall be calendared.

          2.       Position.

                    2.1.      General Duties.  During the term of his employment hereunder, Employee shall be employed as Chief Executive Officer, President and Chairman of the Board.   Employee shall devote such time and services to Company as is reasonably necessary to perform the duties of his position pursuant to this Agreement, with fidelity, to the best of his ability, and in the best interest of Company.

                    2.2.      Matters Requiring Consent of the Board of Directors. In his position as Chief Executive Officer, etc., Employee shall not, without specific written approval of the Company’s Board of Directors, do or contract to do any of the following:

(1)	Bind the Company to a liquidation event, such as liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;
(2)	Bind the Company to a sale of all or substantially all of the assets of the Company;
(3)	Bind the Company to a transaction that would result in a change of the control of the Company

          3.       Compensation.

                    3.1       Base Salary.  During the term of this Agreement, Company agrees to pay Employee a Base Salary of $250,000 per year.  The Base Salary shall be payable as current salary, in semi-monthly installments subject to all applicable withholdings and deductions.  Any increases in the Base Salary will be at the sole discretion of the Company’s Board of Directors.

          4.       Additional Benefits.

          During the employment term, Employee shall be entitled to receive all other benefits of employment generally available to Chief Executive Officers with similar companies, including medical, dental, life and disability insurance benefits, and participation in Company’s pension plan and profit-sharing plan.

          Employee shall be entitled to an aggregate of four (4) weeks vacation during each calendar year of the Term hereof.  Vacation days may be accumulated and shall not be lost if not used prior to the end of any calendar year.  Vacation days shall be prorated for partial calendar years.

          Employee shall be entitled to such holidays as are established by Company for all employees.

          Company reserves the right to modify, suspend or discontinue any and all of the above benefit plans, policies, and practices at any time without notice to or recourse by Employee, so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

          5.       Expense Reimbursement.

          During the Term, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Company (whether or not fully deductible) for federal income tax purposes as ordinary and necessary business expenses, Company shall reimburse Employee promptly for reasonable business expenses, including travel, entertainment, parking, business meetings, and professional dues, made and substantiated in accordance with the policies and procedures established from time to time by Company with respect to Company’s other executive and managerial employees.

          6.       Termination of Employment.

                    6.1       For Cause Termination of Agreement.  Company may terminate this Agreement at any time without notice if Employee commits any material act of dishonesty, discloses Confidential Information, (as defined in Paragraph 7.2) is guilty of gross carelessness or gross misconduct, engages in unfair competition (as defined in Paragraph 7.1), or unjustifiably and materially neglects his duties under this Agreement.

                    6.2       Disability Defined.  Employee shall be considered “disabled” under this Agreement on the date Company determines (“Determination Date”) that Employee is unable to substantially perform his duties under this Agreement by reason of one or more physical or mental impairments which the Company has reasonable cause to expect to: (i) result in death or permanent mental or physical incapacitation within twelve (12) months; or (ii) last for a continuous period of nine (9) months.

                    6.3       Termination Date.  The date Employee’s employment hereunder is deemed terminated shall hereinafter be referred to as the “Termination Date”.  Upon the Termination Date, all obligations of Company under this Agreement shall immediately terminate, and Company shall have no further liability to Employee under this Agreement, except for any accrued but unpaid obligations hereunder.  The Termination Date shall be determined as follows:

                                6.3.1    Employee’s employment shall be deemed terminated immediately upon the date of the event permitting the Company to terminate the Employee for cause as defined in Section 6.1 above.

                                6.3.2    Employee’s employment shall be deemed terminated immediately upon Employee’s death; in such case, the Termination Date shall be the date of death.

                                6.3.3    In the event of Employee’s Disability, the Termination Date shall be the date Company gives written notice to Employee of its election to terminate Employee’s employment in accordance with the notice provisions of Paragraph 8 herein.

                                6.3.4    In the event Company elects to terminate Employee’s employment, except for cause under Section 6.3.1 (in which case termination is immediate), it shall give Employee written notice of its election to terminate such employment in accordance with Paragraph 8 herein.  The Termination Date in such case shall be deemed to be thirty (30) days following the date Employee is deemed to have received notice in accordance with the provisions of Paragraph 8 herein.

                                6.3.5    In the event Employee elects to terminate his employment, he shall give Company written notice of his election to terminate such employment in accordance with Paragraph 8 herein.  The Termination Date in such case shall be deemed to be thirty (30) days following the date Company is deemed to have received notice in accordance with the provisions of Paragraph 8 herein.

                                6.3.6    If not otherwise terminated in accordance with the terms contained herein, the Termination Date shall be September 29, 2009, unless renewed in accordance with this Agreement.

                    6.4       Pro-rations.  Any Base Compensation payable to Employee hereunder shall be prorated through the Termination Date.  Bonuses, if any, shall be prorated through the Termination Date.

                    6.5       Severance Payment/Options.

                                6.5.1    If the Termination Date is determined pursuant to Paragraph 6.3.1,   or 6.3.5: (i) Employee shall not be entitled to receive any Severance Payment, as hereinafter defined.  If the Termination Date is determined pursuant to Paragraph 6.3.2, 6.3.3, or 6.3.4 Employee, or his estate if he is deceased shall be entitled to receive a severance payment equal to one (1) full year of Employee’s Base Compensation as of that Termination Date (the “Severance Payment”), said payments to be made in accordance with the normal payroll cycle of Company and subject to any required tax withholdings and deductions

          7.       Restrictive Covenants.

                    7.1       Nondisclosure of Confidential Information.  Company has and will continue to develop, compile, and own certain Confidential Information (as defined below) that has a great value in and to its business.  Employee has and will continue to have access to Confidential Information of Company’s clients.  Clients shall mean any persons or entities for whom Company performs services or from whom Company obtains information.  Employee and Company acknowledge and agree that in the course of working with each other pursuant to this Agreement, Employee will have access to Confidential Information of Company, that such Confidential Information is the property of the Company and shall remain so.  Employee hereby agrees that he will not publish, disclose, disseminate nor communicate, at any time during or after the termination of this Agreement, to any third party or make any use of the Confidential Information except for the benefit of Company.  Employee hereby understands and agrees that the Confidential Information is important, material, and gravely affects the effective and successful conduct of Company’s business and goodwill and that any unauthorized use of Company’s Confidential Information shall constitute unfair competition and a material breach of this Agreement.  Employee shall be liable for any and all damages incurred as a result of any such unauthorized use in addition to the remedies provided in Section 7.5 below.

                    7.2       Definition.  Confidential Information includes not only information disclosed by Company or its clients to Employee in the course of its employment but also: (1) information developed or learned by Employee during the term of this Agreement with Company; (2)  information that has or could have commercial value or other utility in the business in which Company or its clients are engaged or in which they contemplate engaging; or (3) information of which the unauthorized disclosure could be detrimental to the interest of Company or its clients, whether or not such information is identified as Confidential Information by Company or its clients.

          Confidential Information means any and all information and data concerning Company’s marketing, sales and seminar techniques, tax strategies, estate planning strategies and models, processes, formulas, pricing, trade secrets, innovations, inventions, discoveries, improvements, research or development and test results, specifications, data, know-how, formats, marketing plans, business plans and strategies, forecasts, financial information, budgets, projections, and client and supplier identities characteristics, and agreements.  Such information may be contained in materials such as customer, price and supplier lists; reports; or computer programs; or may constitute unwritten information, techniques, processes, practices or knowledge.

                    7.3.       Devotion to Company’s Business.

                    (a)         Subject to the exceptions set forth herein, Employee shall devote the requisite levels of his time, ability, and attention to the business of Company during the term of his employment necessary to effectively and efficiently execute all job responsibilities set forth in Section 2.1.  Employee may devote time and attention to other activities that do not compete with Company or interfere with Employee’s obligations, duties and responsibilities to Company hereunder.

                    (b)        During Employee’s employment with Company, Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, that competes or could compete with Company or interfere with Employee’s obligations, duties and responsibilities to Company hereunder, without the prior written consent of Company’s Board of Directors.  However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this agreement if those activities do not materially interfere with the services required under this agreement and shall not require the prior unanimous written consent of Company’s Board of Directors.

                    This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not interfere or conflict with the services required under this agreement.  However, during the term of Employee’s employment, Employee shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Company.

                    7.4.        Competitive Activities.  While Employee is an employee of Company, and for a period of six (6) months after termination, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in the industry as Company.  In the event Employee is terminated by Company without cause then the provisions of this Section 7.4 will not be applicable.  Employee further acknowledges that this non-compete provision itself survives the termination of this Agreement.

                    7.5.        Uniqueness of Employee’s Services.  Employee hereby represents and agrees that the services to be performed by Employee under this agreement are of a special, unique, unusual, extraordinary and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law.  Employee therefore expressly agrees that Company, in addition to any other rights or remedies that Company may posses, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Employee.  The parties are aware that under California law specific performance may not be available to enforce all breaches of this agreement but acknowledge that for all such material breaches of this agreement the non-breaching party would be harmed and both parties agree that this harm will be recoverable through monetary damages.

          8.       Notices.

          Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or facsimile or overnight mail.  Notices shall be addressed to the parties at the addresses below.  Such notice or communication shall be deemed to have been given or made, as of the date of delivery, as evidenced by a signed declaration under penalty of perjury in the event of personal delivery, as evidenced by a facsimile confirmation sheet in the event of facsimile delivery, or as evidenced by proof of overnight delivery in the event of delivery by overnight courier.

If to Employer:	Material Technologies, Inc. 11661 San Vicente Boulevard, Suite 707 Los Angeles, CA 90049 Facsimile: (310) 473-3177

with a copy to:	The Lebrecht Group, APLC 9900 Research Drive Irvine, CA 92618 Attn: Craig V. Butler, Esq. Facsimile: (949) 635-1244

If to Employee:	Robert M. Bernstein 11661 San Vicente Boulevard, Suite 707 Los Angeles, CA 90049 Facsimile: (310) 473-3177

          9.       Further Assurances.

          Employee agrees to execute and deliver such further documents and instruments and do such further acts and things as Company may reasonably request to carry out the purposes and intents of this Agreement.

          10.      Employee Acknowledgments.

          Employee acknowledges that Employee has received a copy of this Agreement.

          11.      Employee’s Duties on Termination.

          In the event of termination of Employee’s employment as provided herein, Employee agrees to deliver promptly to Company all notebooks, documents, memoranda, reports, files, correspondence, keys and other property belonging to Company relating to the business of Company, which are in Employee’s possession or under Employee’s control.

          12.      Entire Agreement of the Parties/Modification.

          This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to Employee’s employment with Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.  Any modification of this Agreement will be effective only if it is in writing and signed by the Employee and Company.

          13.      Waiver.

          Either Party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provisions or prevent that party thereafter from enforcing such provision or any other provision of this Agreement.

          14.      Severable Provisions.

          The intent of each of Company and Employee is that the restrictions and limitations on each of Company and Employee described herein shall apply and be enforceable to the fullest extent allowed by law and shall under no circumstances be terminated in full in the event that any portion of such limitations or restrictions exceed applicable law.  In the event any court of competent jurisdiction determines that any of the provisions hereof exceed any applicable geographical, temporal or other legal or equitable limitations or restrictions, then such court is hereby authorized and requested by the parties to “blue pencil” or otherwise reform the applicable limitations and restrictions, and this Agreement shall thereupon be deemed to be reformed, only to the minimum extent necessary to meet such legal or equitable limitations and restrictions.  The illegality, invalidity or unenforceability of any term or provision of this Agreement shall have no effect on any other term or provision of this Agreement.

          15.      Governing Law/Venue.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California.  Any legal action, suit, arbitration, or proceeding arising from or relating to this Agreement shall be brought and maintained in the appropriate court or arbitrator located in and with jurisdiction over Los Angeles County, California and the parties hereby submit to the jurisdiction thereof.

          16.      Employee’s Representations.

          Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of its terms, covenants and agreements.  Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Employee’s execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

          17.      Assignment.

          This Agreement and the respective rights and obligations hereunder may not be assigned by either party hereto without the express written consent of the other party, except for an assignment by Company to any successor to all or any substantial portion of the business of Company.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors by operation of law.

          18.      This Agreement.

          All references contained herein to this Agreement are intended and shall be deemed to mean this Agreement, inclusive of and together with any exhibits which may be appended hereto, all of which are deemed hereby to be fully incorporated herein by reference.

          19.      Captions and Interpretations.

          Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.  This Agreement is to be interpreted without regard to the draftsman.  The terms and intent of this Agreement, with respect to the rights and obligations of Employee and Company, shall be interpreted and construed on the express assumption that each party participated equally in its drafting.

          20.      Agreement Survives Combination or Dissolution.

          This Agreement shall not be terminated by any merger in which Company is not the surviving or resulting corporation, or on any transfer of all or substantially all of Company’s assets.  In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

          21.      Attorney’s Fees and Costs.

          If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.  This provision shall be construed as applicable to the entire Agreement.

          22.      Counterparts.

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one (1) Agreement.

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment as of the date first above written.  This agreement may be signed in counterparts and facsimile signatures are treated as original signatures.
“Company”	“Employee”

Material Technologies, Inc, a Delaware corporation	Robert M. Bernstein, an individual

/s/ Joel R. Freedman	/s/ Robert M. Bernstein
By: Joel R. Freedman	By: Robert M. Bernstein
Its: Director

/s/ William I. Berks
By: William I. Berks
Its: Director

/s/ John Goodman
By: Dr. John Goodman
Its: Director